FOR IMMEDIATE RELEASE
---------------------

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Contacts:

Alfred E. Brennan, Chief Executive Officer
Arthur L. Herbst, Jr., President
Christine R. Boehning, Chief Financial Officer

(314)-344-0010, Ext. 3133
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                                                                           YOUNG
                                                               INNOVATIONS, INC.
                                                                          [Logo]





         YOUNG INNOVATIONS, INC. ANNOUNCES RESULTS FOR THE FIRST QUARTER
                              ENDED MARCH 31, 2005


ST. LOUIS, MO., April 25, 2005 - Young Innovations, Inc. (NASDAQ - YDNT) today announced results for first quarter ended March 31, 2005. Sales for the first quarter were $20.6 million, increasing 5.8% over the $19.5 million reported for the first quarter of 2004. Net income from continuing operations increased 5.8% to $3.5 million, compared with $3.3 million in the first quarter of 2004. Diluted earnings per share from continuing operations rose 5.7% in the first quarter 2005 to $0.37 from $0.35 in the prior year quarter. Diluted earnings per share also increased $0.02, or 5.7%,to $0.37 in the first quarter of 2005.

Commenting on the quarter, Alfred E. Brennan, Chief Executive Officer, said, "We are pleased with the overall sales growth achieved during the quarter. This growth points to continued solid end-user demand for our products. Given the opportunities we see before us, we remain optimistic about the balance of the year. We continue to expect diluted earnings per share in the $1.60 to $1.62 range for 2005."

A conference call has been scheduled for Tuesday, April 26 at 11:00 A.M. Central Time and can be accessed through InterCall at http://audioevent.mshow.com/229760 or on the Company's website, www.ydnt.com.


Young Innovations develops, manufactures and markets supplies and equipment used by dentists, dental hygienists, dental assistants and consumers. The Company's product offering includes disposable and metal prophy angles, prophy cups and brushes, panoramic X-ray machines, moisture control products, infection control products, dental handpieces (drills) and related components, endodontic systems, orthodontic toothbrushes, flavored examination gloves, and children's toothbrushes. The Company believes it is the leading manufacturer and distributor of prophy angles and cups (used in teeth cleaning and polishing procedures) in the United States. The Company also believes it is the leading provider of panoramic X-ray equipment and dental surface disinfectants in the United States.

Investors are cautioned that this press release as well as other reports and oral statements by Company officials may contain certain forward-looking statements as defined in the Private Securities Litigation and Reform Act of 1995. Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions and which include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates," or similar expressions. These statements are not guaranties of future performance and the Company makes no commitment to update or disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that may bear upon forward-looking statements. Because such statements involve risks and uncertainties, actual actions and strategies and the timing and expected results thereof may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those disclosed in the Company's Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.



                                    - MORE -

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

                            YOUNG INNOVATIONS, INC.
                  Condensed Consolidated Statements of Income
                 (In Thousands, Except Earnings Per Share Data)
                                  (Unaudited)



                                                                        Three Months Ended
                                                                            March 31,
                                                                          2005       2004        Change
                                                                        -------------------------------

Net Sales                                                                $20,634    $19,494       5.8%
Cost of Goods Sold                                                         9,750      8,606      13.3%
                                                                         -------------------
Gross Profit                                                              10,884     10,888        --
% of Net Sales                                                              52.7%      55.9%

Selling, General and Administrative Expense                                5,377      5,579      -3.6%
% of Net Sales                                                              26.1%      28.6%

Income from Continuing Operations                                          5,507      5,309       3.7%
% of Net Sales                                                              26.7%      27.2%

Other Income / (Expense)                                                     112          5

Income Before Taxes                                                        5,619      5,314       5.7%

Provision for Income Taxes                                                 2,149      2,033

Net Income from Continuing Operations                                      3,470      3,281       5.8%
Net Income (Loss) from Discontinued Operations                              --           16
Net Income                                                               $ 3,470    $ 3,297       5.2%
% of Net Sales                                                              16.8%      16.9%


Basic Earnings Per Share                                                 $  0.38    $  0.37       2.7%
    Basic Earnings Per Share from Continuing Operations                  $  0.38    $  0.37       2.7%
    Basic Earnings Per Share from Discontinued Operations                $  --      $  --
Basic Weighted Average Shares Outstanding                                  9,040      9,032


Earnings Per Share (Diluted)                                             $  0.37    $  0.35       5.7%
    Diluted Earnings Per Share from Continuing Operations                $  0.37    $  0.35       5.7%
    Diluted Earnings Per Share from Discontinued Operations              $  --      $    --
Diluted Weighted Average Shares Outstanding                                9,385      9,458



                                   ** MORE **

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

                            YOUNG INNOVATIONS, INC.
                           Consolidated Balance Sheet
                      March 31, 2005 and December 31, 2004
                                 (In Thousands)


                                                           (Unaudited)
                                                           March 31                     December 31
                                                           2005                            2004
                                                         --------------                 ------------
Assets
Current assets
     Cash                                                $  5,774                       $   2,552
     Accounts receivable, net                               9,208                           9,976
     Inventories                                           10,036                          10,942
     Other current assets                                   4,403                           3,640
     Net assets for discontinued operations                   310                             -
                                                         --------------                 ------------
Total current assets                                       29,731                          27,110
                                                         --------------                 ------------

Property, plant and equipment, net                         21,897                          22,137
Other assets                                                1,329                           1,860
Intangible assets                                           6,036                           6,105
Goodwill                                                   52,900                          52,617
                                                         --------------                 ------------

Total assets                                             $111,893                       $  109,829
                                                         ==============                 ============

Liabilities and Equity
Current liabilities
     Accounts payable and accrued liabilities            $  7,379                       $   7,639
     Net liabilities for discontinued operations             -
                                                         --------------                 ------------
Total current liabilities                                   7,379                           7,682
                                                         --------------                 ------------

Deferred income taxes                                       7,010                           7,010

Stockholders' equity
     Common stock                                              90                              90
     Deferred stock compensation                             (514)                           (598)
     Additional paid-in capital                            29,028                          29,033
     Retained earnings                                     86,985                          83,884
     Common stock in treasury, at cost                    (18,085)                        (17,272)
                                                         --------------                 ------------
Total stockholders' equity                                 97,504                          95,137

Total liabilities and stockholders' equity               $111,893                       $ 109,829
                                                         ==============                 ============

